UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2024

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive
offices)

Registrant's telephone number, including area code: (415) 848-8400

(Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 18, 2024 (the “Closing Date”), Splunk Inc., a Delaware corporation (the “Company”), completed the previously announced transaction with Cisco Systems, Inc., a Delaware corporation (“Parent”), and Spirit Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of September 20, 2023 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent and Merger Sub. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

Merger Consideration

As a result of the Merger, each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) automatically converted into the right to receive $157.00 in cash, subject to applicable withholding taxes (the “Merger Consideration”). The aggregate equity value of the Common Stock acquired by Parent was approximately $28 billion.

In addition, at the Effective Time:

•	the Merger Consideration in respect of each Unvested Company Share continues to be subject to the same restrictions, vesting arrangements or repurchase rights that were applicable to such Unvested Company Shares immediately prior to or at the Effective Time, and became payable by Parent on the date that such Unvested Company Share would have become vested under the vesting schedule in place for such shares immediately prior to or at the Effective Time and otherwise remained subject to substantially the same terms and conditions as were applicable to the underlying Unvested Company Share immediately prior to the Effective Time;

•	each outstanding repurchase right has been assigned to Parent in the Merger and is exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time;

•	each option to purchase shares of Common Stock that has been vested as of the Effective Time and that was outstanding as of immediately prior to the Effective Time has, automatically and without any required action on the part of the holder thereof, been cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such vested stock option, by (y) the total number of shares of Common Stock underlying such vested stock option, subject to applicable withholding taxes. Each option to purchase shares of Common Stock that was not vested and was outstanding as of immediately prior to the Effective Time has, automatically and without any required action on the part of the holder thereof, been converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such unvested stock option, by (y) the total number of shares of Common Stock underlying such unvested stock option, which resulting amount has, subject to certain exceptions, vested and become payable at the same time as the unvested stock option from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time;

•	each time- and performance-based restricted stock unit that was vested through, or as a result of, the transactions contemplated by the Merger Agreement and that was outstanding as of the Effective Time has, automatically and without any required action on the part of the holder thereof, been cancelled and converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such time- or performance-based restricted stock units (with performance-based restricted stock units vesting at the actual level of performance as determined at the closing by the Board or a committee thereof in accordance solely with the terms of the applicable contract with the Company as in effect immediately prior to the Effective Time), by (y) the Merger Consideration, subject to applicable withholding taxes; and

•	each time- or performance-based restricted stock unit that was not vested and was outstanding as of immediately prior to the Effective Time has, automatically and without any required action on the part of the holder thereof, been converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such unvested time- or performance-based restricted stock units (with performance-based restricted stock units converting at the actual level of performance as determined at the closing by the Board or a committee thereof in accordance solely with the terms of the applicable contract with the Company as in effect immediately prior to the Effective Time), by (y) the Merger Consideration, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested time- or performance-based restricted stock unit from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions completed pursuant thereto is not complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 21, 2023.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, on the Closing Date, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been consummated and that the outstanding Common Stock had been converted into the right to receive the Merger Consideration, without interest. The Company requested that Nasdaq (i) halt trading of the Common Stock on Nasdaq prior to the open of trading on the Closing Date, (ii) withdraw the Common Stock from listing on Nasdaq and (iii) file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Common Stock is no longer listed on Nasdaq and to apply for the deregistration of the Common Stock under Section 12(b) of the Exchange Act. As a result, the Common Stock, which previously traded under the symbol “SPLK”, will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the consummation of the Merger, at the Effective Time, holders of the Common Stock immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger and pursuant to the Merger Agreement, each of Mark Carges, Kenneth Hao, Patty Morrison, Yamini Rangan, Elisa Steele, David Tunnell, General Dennis Via, Luis Visoso, and Rick Wallace resigned and ceased to be directors of the Company and members of any committee or subcommittee of the Company’s Board of Directors as of the Effective Time, and Gary Steele was the sole director of the Company immediately after the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety. A copy of the Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 20, 2023, by and among Cisco Systems, Inc., Spirit Merger Corp. and Splunk Inc.(incorporated by reference to Exhibit 2.1 to Splunk Inc.’s Current Report on Form 8-K, filed September 21, 2023).

3.1	Second Amended and Restated Certificate of Incorporation.

3.2	Third Amended and Restated Bylaws of Splunk Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Splunk Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ Brian Roberts
	Name:	Brian Roberts
	Title:	Senior Vice President and Chief Financial Officer

Date: March 18, 2024